UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On April 27, 2011, MarkWest Energy Partners, L.P. (“MarkWest” or the “Partnership”) plans to first mail to its unitholders its Annual Report to Unitholders for its fiscal year ended December 31, 2010 (the “Annual Report”).  The Annual Report will be available at our website at www.markwest.com.  The fourth page of the Annual Report sets forth a summary of certain financial and operating data for the past three fiscal years, which includes the Non-GAAP financial measures of Distributable Cash Flow and Adjusted EBITDA.  In addition, the Annual Report includes a Letter to Unitholders from Frank Semple, Chairman of the Board, President and Chief Executive Officer, which contains references to the Non-GAAP financial measures of Distributable Cash Flow and Adjusted EBITDA.  Distributable Cash Flow and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, and should not be considered separately from or as a substitute for net income, income from operations, or cash flow as reflected in our financial statements.  The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted EBITDA is net income (loss).

In general, MarkWest defines Distributable Cash Flow as net income (loss) adjusted for (i) depreciation, amortization, accretion, and other non-cash expense; (ii) amortization of deferred financing costs; (iii) loss on redemption of debt net of current tax benefit; (iv) non-cash (earnings) loss from unconsolidated affiliates; (v) distributions from (contributions to) unconsolidated affiliates (net of affiliate growth capital expenditures); (vi) non-cash compensation expense; (vii) non-cash derivative activity; (viii) losses (gains) on the disposal of property, plant, and equipment (PP&E) and unconsolidated affiliates; (ix) provision for deferred income taxes; (x) cash adjustments for non-controlling interest in consolidated subsidiaries; (xi) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period; and (xii) maintenance capital expenditures. The Partnership defines Adjusted EBITDA as net income (loss) adjusted for (i) depreciation, amortization, accretion, and other non-cash expense; (ii) interest expense; (iii) amortization of deferred financing costs; (iv) loss on redemption of debt; (v) losses (gains) on the disposal of PP&E and unconsolidated affiliates; (vi) non-cash derivative activity; (vii) non-cash compensation expense; (viii) provision for income taxes; (ix) adjustments for cash flow from unconsolidated affiliates; (x) adjustment related to non-wholly owned subsidiaries; and (xi) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period.

Distributable Cash Flow is a financial performance measure used by management as a key component in the determination of cash distributions paid to unitholders.  MarkWest believes distributable cash flow is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the Partnership is generating sufficient cash flow to support quarterly distributions.  In addition, distributable cash flow is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on distributable cash flow and cash distributions paid to unitholders.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of the Partnership’s ongoing business operations.  Additionally, MarkWest believes Adjusted EBITDA provides useful information to investors for trending, analyzing, and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures.

The tables below reconcile Distributable Cash Flow and Adjusted EBITDA to net income (loss).

Reconciliation of net income (loss) to Distributable Cash Flow (in thousands)

	Year ended December 31,
	2010	2009	2008

Net income (loss)	$31,102	$(113,354)	$204,772
Depreciation, amortization, impairment, and other non-cash operating expenses	167,729	144,410	184,382
Loss on redemption of debt, net of tax benefit	42,021	—	—
Amortization of deferred financing costs	10,264	9,718	8,299
Non-cash earnings from unconsolidated affiliates	(1,562)	(3,505)	(90)
Distributions from (contributions to) unconsolidated affiliates	2,508	(405)	445
Gain on sale of unconsolidated affiliate	—	(6,801)	—
Starfish partial insurance settlement	—	546	—
Non-cash compensation expense	7,529	3,914	14,871
Non-cash derivative activity	23,889	223,564	(263,149)
Provision for income tax - deferred	(4,466)	(50,088)	53,798
Cash adjustment for non-controlling interest of consolidated subsidiaries	(30,603)	(8,141)	3,301
Other	2,699	23	(1,388)
Maintenance capital expenditures, net	(10,030)	(7,483)	(7,161)
Distributable cash flow	$241,080	$192,398	$198,080
Maintenance capital expenditures	$10,286	$7,483	$7,161
Growth capital expenditures and equity investments	448,382	479,545	638,624
Total capital expenditures and equity investments	$458,668	$487,028	$645,785

Reconciliation of net income (loss) to Adjusted EBITDA (in thousands)

	Year ended December 31,
	2010	2009	2008

Net income (loss)	$31,102	$(113,354)	$204,772
Non-cash compensation expense	7,529	3,914	14,871
Non-cash derivative activity	24,691	222,763	(263,149)
Interest expense (1)	105,181	94,628	72,862
Depreciation, amortization, impairment, and other non-cash operating expenses	167,729	144,410	184,382
Loss on redemption of debt	46,326	—	—
Provision for income tax	3,189	(42,016)	68,830
Gain on sale of unconsolidated affiliate	—	(6,801)	—
Adjustment for cash flow from unconsolidated affiliates	1,044	(1,758)	6,536
Adjustment related to non-wholly owned, consolidated subsidiaries	(52,322)	(22,603)	(92)
Other	(1,354)	—	—
Adjusted EBITDA	$333,115	$279,183	$289,012

(1) 2010 includes derivative activity related to interest expense and excludes interest expense related to the Steam Methane Reformer.

ITEM 8.01. Other Events.

On April 21, 2011, the Board of Directors of the General Partner of the Partnership declared a cash distribution of $0.67 per common unit for the first quarter of 2011, for an implied annual rate of $2.68 per common unit.  The first quarter 2011 distribution is payable May 13, 2011, to unitholders of record on May 2, 2011.  The ex-dividend date is April 28, 2011.  On April 21, 2011, the Partnership issued a press release relating to the first quarter distribution.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 21, 2011, announcing increased quarterly cash distribution.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: April 26, 2011	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer